TRINITY MERGER CORP.
55 MERCHANT STREET, SUITE 1500
HONOLULU, HI 96813

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

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KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

TRINITY MERGER CORP.

The Board of Directors recommends you vote FOR the following proposals:

	For	Against	Abstain
1. ***The Warrant Amendment Proposal***—To approve and adopt an amendment (the "Warrant Amendment'') to the warrant agreement that governs all of Trinity's outstanding warrants to provide that, immediately prior to the consummation of the Business Combination (as defined in the joint proxy statement/prospectus), (i) the anti-dilution provisions contained in Section 4.1.2 of the warrant agreement relating to the payment of cash dividends are removed, (ii) upon the completion of the Business Combination, each of the outstanding Trinity public warrants, which currently entitle the holder thereof to purchase one share of Trinity Class A common stock at an exercise price of $11.50 per share, will become exercisable for one-quarter of one share at an exercise price of $2.875 per one-quarter share ($11.50 per whole share), and (iii) upon the completion of the Business Combination, each holder of a Trinity public warrant will receive, for each such warrant, a cash payment of $1.60. These three elements of the Warrant Amendment comprise the Warrant Amendment Proposal to be acted on in its entirety. The Warrant Amendment Proposal is conditioned on stockholder approval of both the Trinity Business Combination Proposal (as defined in the joint proxy statement/prospectus) and Stock Incentive Plan Proposal (as defined in the joint proxy statement/prospectus).	☐	☐	☐
2. ***The Warrant Holders Adjournment Proposal***—To approve the adjournment of the Trinity Warrant Holders Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if it is determined by Trinity that more time is necessary or appropriate to approve the Warrant Amendment Proposal.	☐	☐	☐

Note: If any other matters properly come before the Trinity Warrant Holders Meeting, unless such authority is withheld on this proxy card, the proxies will vote on such matters in their discretion.

PLEASE MARK, DATE AND RETURN THIS PROXY PROMPTLY. ANY VOTES RECEIVED AFTER A MATTER HAS BEEN VOTED UPON WILL NOT BE COUNTED.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer, giving full title as such.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:
The Special Meeting joint proxy statement/prospectus is available at www.proxyvote.com.

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PROXY CARD

TRINITY MERGER CORP.
55 MERCHANT STREET, SUITE 1500
HONOLULU, HI 96813

SPECIAL MEETING OF TRINITY WARRANT HOLDERS
TO BE HELD ON [____], 2019

This proxy is solicited on behalf of the Board of Directors

The warrant holder(s) hereby appoint(s) (Appointee) and (Appointee), or either of them, as proxies, each with the power to appoint (his/her) substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the warrants of the warrant holder(s) of Trinity Merger Corp. that the warrant holder(s) is/are entitled to vote at the Special Meeting of Warrant Holder(s) to be held at [___], on [DD]/[MM]/2019, beginning at __:__, Eastern Time, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

The undersigned acknowledges receipt of the accompanying joint proxy statement/prospectus and revokes all prior proxies given by the undersigned for said Special Meeting.